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                            CERTIFICATE OF FORMATION

                                       OF

                    REPUBLIC ENGINEERED PRODUCTS HOLDINGS LLC

          This Certificate of Formation of Republic Engineered Products Holdings LLC (the "LLC"), dated January 28, 2003, is being duly executed and filed by Michael Psaros, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. ss.18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is Republic Engineered Products Holdings LLC.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                                     /s/ Michael Psaros
                                                     ------------------
                                                     Michael Psaros
                                                     Authorized Person